UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Legacy Housing Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LEGACY HOUSING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 4, 2024

To our Stockholders:

The Annual Meeting of Stockholders of Legacy Housing Corporation (“Legacy” or the “Company”) will be held on Wednesday, December 4, 2024, at our offices located at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, at 2:00 p.m., local time. At the meeting, you will be asked to:

•	Elect five directors for a term of one year or until their successors are elected and qualified;
•	Cast a non-binding “Say on Pay” vote; and
•	Cast a non-binding “Say on Frequency” vote.

Action will also be taken on any other matters that properly come before the meeting. If you are a stockholder of record at the close of business on October 25, 2024, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about November 8, 2024.

Please sign, date and return the enclosed proxy card as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,
Duncan Bates President and Chief Executive Officer
Bedford, Texas November 7, 2024

LEGACY HOUSING CORPORATION

1600 Airport Freeway

Suite 100

Bedford, Texas 76022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, December 4, 2024

The Annual Meeting of Stockholders of Legacy Housing Corporation (“Legacy” or the “Company”) will be held on Wednesday, December 4, 2024, at our offices located at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, at 2:00 p.m., local time.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting or any adjournments of that meeting. This proxy statement, which was prepared by our management for the Board of Directors, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on the proxy you submit for the meeting, it will be voted in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect. This proxy statement and our annual report are first being sent to stockholders on or about November 8, 2024.

ABOUT THE MEETING

What is being considered at the annual meeting?

You will be voting:

•	To elect five directors for a term of one year or until their successors are elected and qualified (the “Election of Directors”);
•	For or against a resolution approving the compensation paid to the Company’s named executive officers. This is a non-binding advisory vote and is referred to as a “Say on Pay” vote; and
•	To include a “Say on Pay” vote in the proxy every one, two, or three years. This is a non-binding advisory vote and is referred to as a “Say on Frequency” vote.

In addition, our management will report on our performance and respond to your questions.

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of October 25, 2024, the record date, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On October 25, 2024, we had 24,158,311 shares issued and outstanding.

Who can vote at the meeting?

You may vote if you owned common stock as of the close of business on October 25, 2024. Each share of stock is entitled to one vote.

Who is being nominated for director?

The director candidates nominated for election at the annual meeting are Curtis D. Hodgson, Kenneth E. Shipley, Jeffrey K. Stouder, Brian J. Ferguson and Skyler M. Howton. The only nominee for director who is not already a member of the Board of Directors is Skyler M. Howton, who is nominated to fill the vacant position created by the departure of Francisco J. Coll in May, 2024.

What should I do if I receive more than one proxy card or other set of proxy materials from the Company?

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card for each account. Please sign, date and return all proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, tel.: (212) 509-4000.

How do I vote?

If you are a record holder of shares of common stock, you can vote in two ways:

1.

By Mail:  If you received your proxy materials by mail, complete and sign your proxy card or voting instruction form and mail it in the enclosed postage prepaid envelope we provided so that it is received by December 3, 2024, one day before the annual meeting.

2.

In Person at the Meeting:  If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the annual meeting.

Can I vote if my shares are held in “street name”?

If your shares are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form.

Will my shares be voted if I do not provide my proxy?

No. Because the election of directors is a non-discretionary item, you must provide a proxy in order to vote your shares. If you do not vote in person or provide a completed proxy card, your votes will be counted as “broker non-votes.”

Can I change my mind after I vote?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxy cards that are signed and returned but do not include voting instructions will be voted “FOR” the director nominees recommended by the Board of Directors, “FOR” an advisory resolution approving the compensation paid to the Company’s named executive officers, and to include a Say on Pay vote in the proxy every “1 YEAR.”

What vote is required to approve each of the matters to be considered at the meeting?

A majority of our outstanding shares as of October 25, 2024 is required to elect the director nominees recommended in Proposal 1 and pass the advisory resolution recommended in Proposal 2. A plurality is sufficient to provide the Say on Frequency requested in Proposal 3.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card, whether submitted in person, by mail, internet, on a ballot voted in person at the meeting, or in accordance with the instructions provided by your broker. Assuming the presence of a quorum, abstentions and broker non-votes will not be counted as votes cast to determine the Election of Directors, Say on Pay or Say on Frequency.

Who will count the votes?

Representatives of Continental Stock Transfer & Trust Company, the transfer agent for our common stock (“Common Stock”), will tabulate the votes.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding) or (2) there is a contested election for the Board of Directors.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote “FOR” each of the director nominees, Curtis D. Hodgson, Kenneth E. Shipley, Jeffrey K. Stouder, Brian J. Ferguson and Skyler M. Howton, each for a term of one year.

The Board of Directors recommends that you vote “FOR” an advisory resolution approving the compensation paid to the Company’s named executive officers.

The Board of Directors recommends that you vote to include a “Say on Pay” vote in the proxy every “1 YEAR.”

Where can I find the voting results?

We will report the voting results in a current report on Form 8-K within four business days after the conclusion of our annual meeting.

How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2025 Annual Meeting?

If you are interested in submitting a proposal for inclusion in our proxy statement for the 2025 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”). To be eligible for inclusion, we must receive your stockholder proposal for our proxy statement for the 2025 Annual Meeting of Stockholders at our principal office in Bedford, Texas no later than September 3, 2025.

The stockholder’s notice to the Secretary must set forth the stockholder’s name and record address and the number of shares of Common Stock that are owned beneficially or of record by him/her. To the extent the stockholder wishes to nominate a director, the notice must include: (a) the nominee’s name, age, business address and residential address, (b) the nominee’s principal occupation and employment, (c) the number of shares of Common Stock owned beneficially or of record by the nominee, as well as, among other things, any derivative or synthetic instrument, convertible security, put, option, stock appreciation right or similar rights, and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The notice must also be accompanied by a written instrument, signed by the nominee, establishing the nominee’s consent to be nominated and to serve as a director if elected.

To the extent the stockholder wishes to submit a proposal for inclusion in our proxy statement that does not address the election of directors, the notice must include: (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest that the stockholder or any beneficial owner holds in the business desired to be brought before the meeting.

These notice requirements are separate and apart from the requirements of Rule 14a-18 of the Exchange Act, and any proposals, nominations or notices should be sent to:

Legacy Housing Corporation

1600 Airport Freeway

Suite 100

Bedford, Texas 76022

Attention: Corporate Secretary

What are the costs of soliciting these proxies and who will pay?

We will bear the costs of mailing the proxy statement and solicitation of proxies, which we estimate to be approximately $10,000. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies by telephone, email and personal communication. No additional remuneration will be paid to any director, officer or employee of the Company for such solicitation. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares of our Common Stock that they hold in their names. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or email. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household unless we received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022, tel.: (817) 799-4900. If you want to receive separate copies of the proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the number of directors is fixed by Board resolution. Our Board of Directors consists of five directors. The Board has nominated Skyler M. Howton to fill the vacant position created by the departure of Francisco J. Coll in May, 2024. The remaining four directors have consented to re-nomination and have agreed to serve if re-elected.

Name	Age	Principal Occupation	Director Since
Curtis D. Hodgson	70	Executive Chairman—Legacy Housing	2018
Kenneth E. Shipley	65	Founder, Executive Vice President and Director—Legacy Housing	2018
Jeffrey K. Stouder (1)	53	Vice President, Global Controller—E2open, LLC	2020
Brian J. Ferguson (1)	45	Attorney & CPA	2023
Skyler M. Howton (2)	37	Attorney	2024

(1)	Member of the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee.
(2)	If elected to the Board of Directors, it is anticipated that Ms. Howton will be appointed to the Audit Committee, the Compensation Committee and the Nominations and Corporate Governance Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted “FOR” the election as directors of the persons listed above. As of the date of this proxy statement, the Company has no reason to believe that any nominee will be unable to serve or for good cause will not serve as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominations and Corporate Governance Committee may recommend, and the Board may propose, a substitute nominee at the annual meeting and the proxies identified in the proxy card will vote to approve the election of the substitute nominee. If substitute nominees are proposed, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees.

Director Qualifications

Our Board of Directors, acting through our Nominations and Corporate Governance Committee, is responsible for nominating directors that have the experience, qualifications, skills, and attributes necessary to guide the Company and effectively serve on the Board. To that end, we have highlighted specific experience, qualifications, and skills that we believe qualify each individual to serve as a director of Legacy.

Director Biographies

The following is a brief account of our directors’ business experience:

Curtis D. Hodgson co-founded our company in 2005, served as our Co-Chief Executive Officer from January 2018 to February 2019, and currently serves as Executive Chairman of the Board. He has been a member of our Board of Directors since January 2018. Prior to that, Mr. Hodgson served as a partner of the company’s predecessor, Legacy Housing, Ltd., and controlled its general partner. Over the past 38 years, Mr. Hodgson has owned and operated several manufactured home retail operations and manufactured housing communities in Texas. Mr. Hodgson has significant expertise in the manufactured housing industry. Mr. Hodgson earned a B.S. in Engineering from the University of Michigan and J.D. from The University of Texas.

Mr. Hodgson’s prior experience on the Board, with the Company, and in the manufactured housing industry make him well qualified to serve on the Board.

Kenneth E. Shipley co-founded our company in 2005, served as our Co-Chief Executive Officer from January 2018 to February 2019, served as our President and sole Chief Executive Officer from February 2019 to June 2022, and currently serves as Executive Vice President of the Company. He has been a member of our Board of Directors since January 2018. Prior to that, Mr. Shipley served as a partner of the company’s predecessor, Legacy Housing, Ltd. Mr. Shipley has more than 30 years of experience in the manufactured home industry. Since 1981, he has also owned and operated Bell Mobile Homes in Lubbock, Texas, a manufactured home retailer.

Mr. Shipley’s prior experience on the Board, with the Company, and in the manufactured housing industry make him well qualified to serve on the Board.

Jeffrey K. Stouder was elected to our Board of Directors at the 2020 annual meeting of stockholders. He has served as the Vice President and Global Controller at E2open, LLC, a leading provider of cloud-based supply chain software and solutions, since August 2019. Previously, he served as the Chief Financial Officer at Global Resale, LLC, a global leader in aftermarket services and reverse logistics for IT hardware, from 2018 to 2019. From 2015 to 2018, Mr. Stouder served as the Corporate Controller at NBG Home, the largest provider of affordable home décor products, with manufacturing and distribution facilities across the United States and internationally. From 2000 to 2015, he served at Dell, Inc. in various accounting and finance positions including SEC Reporting Manager, Global Sales Controller, and Finance Director for Dell Services. Mr. Stouder began his career at Arthur Andersen LLP in the Dallas office, where he worked in the audit practice as staff, senior, and audit manager from 1994 to 2000. Mr. Stouder received his B.B.A. and M.S. Accounting degrees from Texas Tech University and is a certified public accountant.

Mr. Stouder’s 25 years of experience in accounting, finance, audit, corporate governance, mergers, and investor relations make him well qualified to serve on the Board.

Brian J. Ferguson was elected to our Board of Directors in 2023. He has practiced law as a Texas attorney since 2005 and was a certified as public accountant in 2006. He currently owns and manages a portfolio of oil and gas interests concentrated in West Texas and real estate holdings in the Rio Grande Valley. In addition, Mr. Ferguson has consulted on audit, compliance, and regulatory issues for publicly traded companies and registered investment advisors since 2005. He is a 2002 graduate of the University of Texas Undergraduate School of Business and Graduate School of Business. He graduated from the University of Texas School of Law in 2005. He was commissioned as an officer in the United States Air Force, where he continues to serve in the Reserve component.

Mr. Ferguson’s experience on audit, compliance, and regulatory issues make him well qualified to serve on of the Board.

Skyler M. Howton is standing for election to our Board of Directors for the first time. She has practiced law as a Dallas-based attorney since 2013, and she currently serves as the Mass Torts Practice Group Leader at the Rogge Dunn Group, PC, where she handles product liability claims against major corporations nationwide. Ms. Howton has also represented small, large, and Fortune 50 companies over her more than ten years’ experience at AM Law 100 firms. Ms. Howton is a 2009 graduate of Pepperdine University and a 2012 graduate of Baylor Law School, where she served as Articles Editor of the Baylor Law Review. In 2022, Ms. Howton returned to Baylor Law School to obtain an LLM in Litigation Management. Ms. Howton is active in the Dallas community. Ms. Howton served as a Dallas CASA for more than five years. Ms. Howton currently serves as a committee chair for Attorneys Serving the Community, a position she has held for nearly ten years, and as a Vice President on the Board of Directors for the Dallas Women Lawyers Association.

Ms. Howton’s experience on compliance, regulatory, and corporate governance issues make her well qualified to serve on the Board.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the directors listed above.

PROPOSAL 2: NON-BINDING “SAY ON PAY” VOTE

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, we are asking the Company’s stockholders to vote for or against an advisory resolution approving the compensation paid to the Company’s named executive officers (“NEOs”). This is the first year in which we have presented the “Say on Pay” advisory vote to our stockholders. In Proposal 3 of this Proxy Statement, we ask stockholders to cast an advisory vote on whether to include a “Say on Pay” vote in our proxy every one, two, or three years.

We have designed our executive compensation program to promote the achievement of positive results for our shareholders, align pay and performance, and allow us to attract and retain the talented executives that drive our financial success. For a comprehensive description of our executive compensation program and philosophy, please refer to the narrative disclosures in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results of the vote and consider the outcome when making future decisions concerning the Company’s executive compensation program.

Board Recommendation

The Board of Directors recommends a vote “FOR” the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

PROPOSAL 3: NON-BINDING “SAY ON FREQUENCY” VOTE

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, we are asking the Company’s stockholders to cast an advisory vote on whether to include a “Say on Pay” vote in our proxy every one, two, or three years. This is the first year in which we have presented this Say on Frequency vote to our stockholders.

Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the results and consider the outcome when making future decisions concerning the frequency of Say on Pay voting. Unless and until the Board determines otherwise, the next Say on Frequency vote will occur at our 2030 Annual Meeting, since this vote is required to be held every six years.

Board Recommendation

The Board recommends that you vote to include a “Say on Pay” vote in the proxy every “1 YEAR.”

CORPORATE GOVERNANCE

Board Leadership

The Executive Chairman of the Board is Curtis D. Hodgson. The Chairman and Chief Executive Officer roles are split, and Duncan Bates serves as Chief Executive Officer. As the former Chief Executive Officer, the Executive Chairman of the Board provides guidance to the Chief Executive Officer with respect to strategic initiatives. The Executive Chairman also leads the Board in its discussions.

The Board currently has three standing committees (Audit, Compensation, and Nominations and Corporate Governance) that are chaired and composed entirely of directors who are independent under Nasdaq and SEC rules. Given the role and scope of authority of these committees, and that a majority of the Board is composed of independent directors, the Board believes that its leadership structure is appropriate.

Our Board of Directors is our Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our officers, directors and employees and an additional Code of Ethics that applies to the CEO and Senior Financial Officers. Both are posted on the Company’s website at www.legacyhousing.com under the Investor Relations section.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the Company. Responsibility for oversight of risk management is delegated by the Board to the Audit Committee.

Director Independence

Our common stock trades on The NASDAQ Global Select Market. Under Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A 3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A 3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Jeffrey K. Stouder, Brian J. Ferguson and Skyler M. Howton, representing a majority of our directors, do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules.

Board of Directors Meetings

The Board met four times in 2023 and has met three times in 2024. All directors attended these meetings either in person or by telephone.

Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee is responsible for assisting the Board in its oversight of: (i) the integrity of the consolidated financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function.

The Audit Committee met four times in 2023 and has met five times in 2024. The members of our Audit Committee currently are Jeffrey Stouder (Chairman) and Brian Ferguson. A copy of our Audit Committee Charter is available on our website at www.legacyhousing.com under the Investor Relations section. Should the current slate of director nominees be approved, Skyler M. Howton will serve as a member of the Audit Committee. Either the Audit Committee or the full Board of Directors would then determine who will serve as the chair of the Audit Committee.

We believe that our audit committee members meet the requirements for financial literacy under the current requirements of the Sarbanes Oxley Act, Nasdaq and SEC rules and regulations. In addition, the Board has determined that Jeffrey K. Stouder qualifies as an audit committee financial expert within the meaning of SEC regulations. We have made this determination based on information received by our Board of Directors.

Compensation Committee

The Compensation Committee is tasked with reviewing the compensation provided to the Company’s executive officers and directors. The Compensation Committee met once in 2024 and did not meet in 2023.

The current members of our Compensation Committee are Brian Ferguson (Chairman) and Jeffrey Stouder. Should the current slate of director nominees be approved, Skyler M. Howton will serve as a member of the Compensation Committee. A copy of our Compensation Committee Charter is available on our website at www.legacyhousing.com under the Corporate Governance tab of the Investor Relations section.

We believe that the current composition of our Compensation Committee meets the requirements for independence under any applicable provisions of the Sarbanes Oxley Act and Nasdaq and SEC rules and regulations.

Nominations and Corporate Governance Committee

The Nominations and Corporate Governance Committee is tasked with recommending director nominee(s) to the Board of Directors and considering any recommendations made by shareholders provided that the name of such nominees is accompanied by relevant biographical information and submitted in accordance with the procedures set forth above under “How and when may I submit a stockholder proposal, including a stockholder nomination for director, for the 2025 Annual Meeting?”

The Company has not adopted a written formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominations and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our businesses and the interests of our stockholders. The Company’s policy is to have at least a majority of directors qualify as “independent” under the listing requirements of Nasdaq.

In the event of a vacancy on the Board, the Nominations and Corporate Governance Committee intends to identify and evaluate candidates by making requests of Board members and others for recommendations, meeting from time to time to evaluate biographical information and background material relating to potential candidates, and having members of the Nominations and Corporate Governance Committee and the Board interview selected candidates. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders on a timely basis, and that any such nomination accompanied by a written consent of the candidate to being named as a nominee and to serve as a director if elected, the Nominations and Corporate Governance Committee will evaluate director candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for director candidates submitted by Board members.

The current members of the Nominations and Corporate Governance Committee are Brian Ferguson (Chairman) and Jeffrey Stouder. Should the current slate of director nominees be approved, Skyler M. Howton would serve as a member of the Nominations and Corporate Governance Committee. A copy of our Nominations and Corporate Governance Committee Charter is available on our website at www.legacyhousing.com under the Corporate Governance tab of the Investor Relations section.

Board Composition

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. Because our Board consists of only five (5) directors, the Company is required to have at least one diverse director. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (as of November 7, 2024)

Number of Director Nominees on Current Slate	5

Gender Identity
Directors, Male	4
Directors, Female	1

Director Attendance at Annual Meetings

Our Board of Directors encourages director attendance at our annual meetings of stockholders. All of our directors attended the Company’s 2023 annual meeting.

Policy for Stockholder Communications

Mail can be addressed to Legacy Housing Corporation, Attn: Max Africk, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022. All mail will be opened and screened for security purposes. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Related Party Transactions

Pursuant to a policy approved by the Board, all related party transactions must be disclosed to the Board, and the Board’s discretion, in reviewing such, is plenary.

Employee, Officer and Director Hedging

At this time, the Company has not adopted a policy regarding the ability of officers, directors and employees to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an executive officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

CHANGE IN ACCOUNTANTS

On October 27, 2023, the Company was notified that its independent registered public accounting firm, CohnReznick LLP (“CohnReznick”), would resign, without cause, effective November 22, 2023. Legacy engaged CohnReznick on May 9, 2023 (the “Engagement Date”), following CohnReznick’s acquisition of Legacy’s prior independent registered public accounting firm, Daszkal Bolton LLP (“Daszkal”), on March 1, 2023.

Since the Engagement Date, and through the date of the 2023 proxy statement, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference thereto in its reports on the financial statements for such period; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that CohnReznick advised the Company of material weaknesses in its internal control over financial reporting as of June 30, 2023. These material weaknesses were first disclosed in the Company’s annual report on Form 10-K filed for the year ended December 31, 2022.

On November 6, 2023, the Company engaged Frazier & Deeter, LLC (“Frazier & Deeter”) to serve as its new independent registered public accounting firm. The engagement was approved by Legacy’s Audit Committee and took effect after the Company’s third quarter earnings release on November 9, 2023. Frazier & Deeter continues to serve as the Company’s independent registered public accounting firm.

AUDIT FEES

Principal Accountant Fees and Services

Frazier & Deeter, LLC served as our independent registered public accounting firm for the year ended December 31, 2023. CohnReznick LLP served as our independent registered public accounting firm for the three months ended June 30, 2023 and September 30, 2023. Daszkal Bolton, LLP served as our independent registered public accounting firm for the year ended December 31, 2022 and for the three months ended March 31, 2023.

Audit Fees

For our fiscal year ended December 31, 2023, we were billed approximately $505,000 in audit fees by Frazier & Deeter, LLC, $80,610 in audit fees by CohnReznick LLP, and $30,000 in audit fees by Daszkal Bolton, LLP.  For our fiscal year ended December 31, 2022, we were billed approximately $254,000 in audit fees by Daszkal Bolton, LLP. Audit fees consist of the aggregate fees billed for (i) the audit of our annual financial statements included herein and (ii) services that are normally provided in connection with statutory and regulatory filings or engagements such as comfort letters, consents and other services.

Audit Related Fees

There were no fees for audit-related services rendered by our independent auditors for the years ended December 31, 2023 and 2022.

Tax Fees

There were no fees for professional services rendered by our independent auditors for tax compliance, tax advice, and tax planning for the years ended December 31, 2023 and 2022.

All Other Fees

There were no fees that fell into the classification of “Other Fees” for the years ended December 31, 2023 and 2022.

Pre-Approval Policies

All of the above services and fees were reviewed and approved by the Audit Committee prior to the commencement of such services. No services were performed before or without approval.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Company’s Board of Directors in overseeing and monitoring the integrity of the Company’s financial reporting process, compliance with legal and regulatory requirements related to financial reporting, and the quality of internal and external audit processes. The Audit Committee’s roles and responsibilities are set forth in a written charter, which is available on the Company’s website www.legacyhousing.com under the Investor Relations section.

Management of the Company is responsible for the consolidated financial statements and reporting process, including establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a 15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a 15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of these consolidated financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the audit for the year ended December 31, 2023, material weaknesses were identified in our internal control over financial reporting, as disclosed in our in our Annual Report on Form 10-K for the year ended December 31, 2023. The following material weaknesses were identified: (i) control activities were not sufficiently or appropriately designed or implemented and had a lack of documentation, review and approval of certain control activities. Additionally, those activities were not sufficiently monitored and tested, (ii) management did not have sufficient qualified accounting personnel to support the preparation of financial statements that are in compliance with U.S. GAAP and SEC reporting requirements, and (iii)  information technology general controls were not sufficiently or appropriately designed or implemented over in-scope business processes and financial reporting systems.

The Audit Committee reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC, as well as Frazier & Deeter’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The latter reports relate to Frazier & Deeter’s audit of the consolidated financial statements and internal control over financial reporting. During 2024, management has continued the evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404(a) of the Sarbanes-Oxley Act and related regulations.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements and related footnotes be included in Legacy’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee:

/s/ JEFFREY STOUDER
Jeffrey Stouder (Chair) Brian Ferguson

SECURITY OWNERSHIP

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock as of October 25, 2024, referred to in the table below as the “Beneficial Ownership Date,” by:

•	each person who is known to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our current directors and director nominees and each of our named executive officers individually; and
•	all our current directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date and shares of restricted stock subject to vesting until the occurrence of certain events are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 24,158,311 shares of common stock outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Legacy Housing Corporation, 1600 Airport Freeway, Suite 100, Bedford, Texas 76022.

	Shares of Common
	Stock Beneficially
	Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Directors and Executive Officers
Curtis D. Hodgson (1)	4,346,397	18.0%
Kenneth E. Shipley (2)	2,993,610	12.4%
Duncan Bates (3)	33,267	*
Jeffrey M. Fiedelman	—	*
Jeffrey K. Stouder	12,033	*
Brian J. Ferguson	—	*
Skyler M. Howton	—	*
5% Stockholders
William Shipley (2)	2,865,953	11.9%
Douglas Shipley (2)	2,885,978	11.9%
All directors, director nominees and executive officers as a group (7 persons)	7,385,307	30.6%

*	Less than 1% of outstanding shares of common stock
(1)

Mr. Hodgson’s beneficial ownership includes 1,000,000 shares of common stock owned by Hodgson Ventures, a Texas limited partnership, of which Mr. Hodgson is the general partner, and 2,669,056 shares of common stock owned by the Hodgson 2015 Grandchild’s Trust, of which Mr. Hodgson shares voting and investment power with respect to such shares.

(2)

Kenneth E. Shipley’s beneficial ownership includes 100,000 shares of common stock owned by Shipley Bros., Ltd., an entity controlled by Kenneth E. Shipley. Each of Kenneth E. Shipley’s brothers, William Shipley and Douglas Shipley, owns 2,865,953 and 2,885,978 shares of our common stock, respectively, as to which shares Kenneth E. Shipley disclaims any beneficial interest.

(3)

Mr. Bates’ beneficial ownership includes of 1,075 shares of common stock granted to him for service as a Board member during 2021 and 2022, 5,000 shares of common stock purchased on the open market, 14,700 shares of common stock granted to him during the two-year period commencing June 7, 2022 under our 2018 Incentive Compensation Plan, which are currently vested, and 12,492 shares of common stock from the exercise of stock options granted to him under our 2018 Incentive Compensation Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC initial statements of beneficial ownership of common stock and statements of changes in beneficial ownership of common stock.

To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2023 and through the date of this filing, the following persons failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2023 and through the date of this filing:

Name and Principal Position	Number Of Late Reports	Transactions Not Reported In A Timely Manner	Number Of Reports Not Filed
Jeffrey V. Burt, Chief Accounting Officer	2	2	—
Curtis D. Hodgson, Executive Chairman of the Board	1	1	—

MANAGEMENT

Officers of the Company

Our current executive officers are:

Name	Age	Position with the Company
Curtis D. Hodgson	70	Executive Chairman of the Board
Kenneth E. Shipley	65	Executive Vice President
Duncan Bates	37	President and Chief Executive Officer
Jeffrey M. Fiedelman	56	Chief Financial Officer

See “Proposal 1—Election of Directors” above for biographical information concerning Curtis D. Hodgson and Kenneth E. Shipley.

Duncan Bates joined our company in June 2022 and serves as President and Chief Executive Officer. In this capacity, he oversees the Company’s day-to-day operations and reports directly to the Board of Directors. Before joining Legacy, Mr. Bates served as Senior Vice President, Mergers & Acquisitions of Arcosa Inc., a publicly traded infrastructure products company. Under his leadership, Arcosa executed 16 acquisitions and 2 divestitures in a three and ½ year period to reposition its portfolio around growth-oriented, high-margin products. Previously, he served as a Vice President in the Industrials Investment Banking Group at Stephens Inc. from June 2015 to August 2018. From February 2012 to June 2015, he worked in the Energy Investment Banking Group at Seaport Global Securities, LLC. Mr. Bates began his career in New York at Willis Re Inc. in July 2010. Mr. Bates received his B.S. Management degree with a double major in Finance and Legal Studies from Tulane University.

Mr. Bates resigned from the Company’s Board of Directors upon his appointment as the President and Chief Executive Officer.

Jeffrey Fiedelman joined our company in September 2023 and serves as Chief Financial Officer. In this capacity, he oversees the Company’s finances, including all accounting systems and financial reporting. Before joining Legacy, Mr. Fiedelman managed his own consulting firm that provided CFO and transactional advisory services to middle market companies. Prior to that, Mr. Fiedelman was the CFO of Pioneer Wine & Spirits, a wholesaler of fine wines and artisanal spirits that was acquired in 2019. Previously, Mr. Fiedelman was the CFO of Oryon Technologies, a privately held licensor, developer, and manufacturer of a patented lighting technology, and CFO of Substrate Technologies Inc., a venture-backed developer and manufacturer of semiconductor components. Mr. Fiedelman also held senior management positions in corporate finance, operations, and marketing at Alcatel (now Nokia). Mr. Fiedelman began his career as a consultant with Andersen Consulting (now Accenture). Mr. Fiedelman has a B.S. in Electrical Engineering from Stanford University and an M.B.A. from The Wharton School of the University of Pennsylvania.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee, which includes our independent directors, oversees an executive compensation program that is intended to align the interests of our executive officers with those of our shareholders, link compensation paid with performance achieved, and attract, retain and motivate our key executives.

Our named executive officers (“NEOs”) are shown in the Summary Compensation Table below and include (i) all persons serving as our principal executive officers during the years ended December 31, 2023 and 2022 and (ii) our three other most highly compensated executive officers who received compensation during the years ended December 31, 2023 and 2022 of at least $100,000 and who were executive officers on December 31, 2023 and 2022.

The annual compensation of our executive officers consists of a base salary and a discretionary bonus. The purpose of the base salary is to provide a fixed amount of cash compensation that is not variable and is generally competitive with market practices. The purpose of the bonus is to provide a variable cash incentive based on performance. In addition, our chief executive officer and chief financial officer each received stock option grants upon hire (as disclosed in the Company’s Form 8-K filings). The annual compensation of our two co-founders, Mr. Hodgson and Mr. Shipley, is nominal as their significant equity positions in the Company drives their total compensation. The Company does not have a formal compensation plan.

Risk Considerations

The Compensation Committee has considered whether our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company and concluded that it does not. In reaching its conclusion, the Committee considered the Company’s strategic goals and operational practices and evaluated the design of its compensation programs to assess whether these programs foster a business environment that might drive inappropriate decision-making or behavior. The majority of our management’s cash compensation typically consists primarily of base salary, which we believe mitigates inappropriate or excessive risk-taking that could harm stockholder value. To the extent that executives receive equity incentive awards, historically such awards have been long-term awards that were intended to align executives’ interests with those of our stockholders.

Employment Agreements

The Company maintains employment agreements with Messrs. Hodgson, Shipley, Bates and Fiedelman.

Curtis Hodgson’s Employment Agreement. On January 5, 2022, we entered into an amended and restated employment agreement with Curtis D. Hodgson to serve as our Executive Chairman for a term beginning January 1, 2022 and terminating (post-extension) on December 4, 2024. Under the employment agreements, Mr. Hodgson’s annual base salary is $200,000, and he is eligible to receive an annual incentive bonus as determined by the board of directors. The agreement contains customary provisions for the termination of Mr. Hodgson’s employment. Mr. Hodgson is entitled to receive his base salary for the remaining portion of the employment period in the event he is terminated without cause, and an amount equal to two years’ compensation at his then current rate of pay in the event he is terminated within one year after a change of control (as defined in the agreement). Mr. Hodgson’s employment agreement also contains customary confidentiality, intellectual property, non-solicitation and non-competition covenants.

Kenneth E. Shipley’s Employment Agreement. On November 27, 2018, we entered into an employment agreement with Kenneth E. Shipley to serve as our Co-Chief Executive Officer. From February 2019 to June 2022, Mr. Shipley served as our President and sole Chief Executive Officer, and in June 2022, Mr. Shipley became our Executive Vice President. Mr. Shipley’s initial term of the employment agreement expired on December 31, 2021, and his current term of employment automatically extends for one year, every year on December 31. Under his employment agreement, Mr. Shipley’s annual base salary is $50,000, and he is entitled to receive such health, death, disability, and other insurance benefits, and to participate in such retirement and other plans, as are made available to other executive officers of the Company. The employment agreement provides for customary provisions for the termination of Mr. Shipley’s employment. Mr. Shipley is entitled to receive his base salary for the remaining portion of the employment period if he is terminated without cause. Additionally, in the event Mr. Shipley’s employment with us is terminated within one year after a change of control (as defined in the employment agreement) for certain reasons, we have agreed to pay Mr. Shipley an amount equal to two years’ compensation at his then current rate of pay. The employment agreements also contains customary confidentiality, intellectual property, non-solcitation and non-competition covenants.

Duncan Bates’ Employment Agreement. On June 7, 2022, we entered into an employment agreement with Duncan Bates to serve as our President and Chief Executive Officer for an initial term beginning June 7, 2022 and ending June 7, 2027. The employment agreement provides for Mr. Bates to receive a base salary of $300,000 per year and a restricted stock award of 14,700 shares of Company common stock as a signing bonus, which vested one-half each on the first and second anniversary of the effective date. Mr. Bates is eligible for an annual incentive bonus that will be determined by the Board. The employment agreement grants Mr. Bates (i) qualified stock options valued at $1,000,000 that vest at a rate of 10% per year, (ii) an option to purchase 300,000 shares of Company common stock at an exercise price of $36 per share, which shall vest one-tenth on each anniversary of the effective date and have a term of ten years and (iii) an option to purchase 600,000 shares of Company common stock at an exercise price of $48 per share, which shall vest one-tenth on each anniversary of the effective date and have a term of ten years; each of these grants shall be subject to the terms of the Company’s 2018 Incentive Compensation Plan. Mr. Bates is also entitled to receive such health, death, disability, and other insurance benefits, and to participate in such retirement and other plans, as are made available to other executive officers of the Company. The employment agreement provides for customary provisions for the termination of the Mr. Bates’ employment. Mr. Bates is entitled to receive an amount equal to one years’ base salary and bonus if he is terminated without cause. Additionally, in the event Mr. Bates’ employment with us is terminated within two years after a change of control (as defined in the employment agreement) for certain reasons, we have agreed to pay Mr. Bates an amount equal to one years’ compensation at his then current rate of pay. The employment agreements also contains customary confidentiality, intellectual property, non-solicitation and non-competition covenants.

Jeffrey M. Fiedelman’s Employment Agreement. On September 10, 2023, we entered into an employment agreement with Jeffrey M. Fiedelman to serve as our Chief Financial Officer for an initial term beginning September 10, 2023 and ending September 10, 2028. The employment agreement provides for Mr. Fiedelman to receive a base salary of $275,000 per year. Mr. Fiedelman is eligible for an annual incentive bonus that will be determined by the Board. The employment agreement grants Mr. Fiedelman qualified stock options valued at $500,000 that vest at a rate of 20% per year and shall be subject to the terms of the Company’s 2018 Incentive Compensation Plan. Mr. Fiedelman also is entitled to receive such health, death, disability, and other insurance benefits, and to participate in such retirement and other plans, as are made available to other executive officers of the Company. The employment agreement provides for customary provisions for the termination of the Mr. Fiedelman’s employment. Mr. Fiedelman is entitled to receive an amount equal to one years’ base salary and bonus if he is terminated within two years after a change of control (as defined in the employment agreement) for certain reasons. The employment agreements also contains customary confidentiality, intellectual property, non-solicitation and non-competition covenants.

Employee Benefits

Our NEOs participate in the same employee benefit plans that are made available to the Company’s employees generally. We do not provide a defined benefit pension plan for our NEOs or other employees. Our currently employed NEOs are eligible to participate in our 401(k) plan on the same terms as are generally provided to our full-time employees. The Company may elect to match contributions in respect of a portion of the participant’s elective deferrals under the 401(k) plan. We do not provide any nonqualified deferred compensation plans for our NEOs.

Clawback Policy

The Company adopted an executive compensation clawback policy in December, 2023, that provides for the recoupment from certain executives of incentive compensation in the event of an accounting restatement or the occurrence of other clawback events described in the policy. The policy is designed to deter and prevent detrimental conduct and to protect our investors from financial misconduct.

Summary Compensation Table

The table below shows the compensation paid to or earned by our NEOs for the years ending December 31, 2023 and December 31, 2022.

				Stock	Option	All Other
Name and Position	Years	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation ($)	Total ($)
Curtis D. Hodgson	2023	200,000	—	—	—	—	200,000
Executive Chairman	2022	200,000	—	3,741,000	—	—	3,941,000
Kenneth E. Shipley	2023	50,000	—	—	—	—	50,000
Executive Vice President (former President and Chief Executive Officer)	2022	50,000	—	—	—	—	50,000
R. Duncan Bates	2023	300,000	100,000	—	—	—	400,000
President and Chief Executive Officer (1)	2022	167,308	50,000	235,347	4,579,757	—	5,032,412
Jeffrey V. Burt	2023	256,500	—	—	—	—	256,500
Chief Accounting Officer (4)	2022	266,923	—	—	—	—	266,923
Ronald C. Arrington	2023	153,462	—	—	—	—	153,462
Chief Financial Officer (2)	2022	125,385	10,000	—	535,157	—	670,542
Jeffrey M. Fiedelman	2023	76,154	—	—	349,740	—	425,894
Chief Financial Officer (3)	2022	—	—	—	—	—	—

(1)	Mr. Bates joined the Company as President and Chief Executive Officer in June 2022.
(2)	Mr. Arrington joined the Company as Chief Financial Officer in May 2022 and left the Company in September 2023.
(3)	Mr. Fiedelman joined the Company as Chief Financial Officer in September 2023.
(4)	Mr. Burt left the Company in December 2023.

Grants of Plan Based Awards

The following table lists grants of plan-based awards to each of our NEOs for the year ending December 31, 2023.

								All Other	All Other
								Stock Awards:	Option Awards:	Exercise or
								Number of	Number of	Base Price
		Estimated Future Payouts Under			Estimated Future Payouts Under			Securities	Securities	of Option
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Underlying	Underlying	Award
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Award (#)	Award (#)	($ per share)
Jeffrey M. Fiedelman (1)	12/1/23								21,496	23.26

(1)	Mr. Fiedelman received the award upon joining the Company as Chief Financial Officer in September 2023.

Outstanding Equity Awards

The following table lists outstanding equity awards held by our NEOs as of December 31, 2023.

		Estimated Future Payouts Under				Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards				Equity Incentive Plan Awards
									Equity incentive
								Equity incentive	plan awards:
								plan awards:	market or payout
		Number of	Number of					number of	value of
		Securities	Securities			Number of	Market Value of	unearned	unearned
		Underlying	Underlying			Shares or Units	Shares or Units	shares, units	shares, units
		Unexercised	Unexercised	Options	Option	of Stock That	of Stock That	or other rights	or other rights
		Options	Options	Exercise	Expiration	Have Not	Have Not	that have not	that have not
Name	Grant Date	# Exercisable	# Unexercisable	Price ($)	Date	Vested (#)	Vested (#) (1)	vested (#)	vested ($)
Duncan Bates (2)	6/7/22	6,246	56,214	16.01	6/7/32
	6/7/22	30,000	270,000	36.00	6/7/32
	6/7/22	60,000	540,000	48.00	6/7/32
	6/7/22					7,350	185,367

Jeffrey M. Fiedelman (3)	12/1/23	—	21,496	23.26	12/1/28

(1)	Market value amounts represent the product of the closing price of our common stock on December 29, 2023 of $25.22 per share, multiplied by the number of unvested shares.
(2)	Mr. Bates received the awards upon joining the Company as Chief Executive Officer in June 2022.
(3)	Mr. Fiedelman received the award upon joining the Company as Chief Financial Officer in September 2023.

Options Exercised and Stock Vested

The following table includes certain information with respect to the options exercised and stock vested by the NEOs during the year ended December 31, 2023.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
Duncan Bates			7,350	156,923
Jeffrey V. Burt			8,571	188,648
Ronald C. Arrington	6,246	33,354

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any pension benefits, nonqualified defined contribution or other deferred compensation plans for our NEOs.

Potential Payments Upon Termination or Change of Control

We are party to employment agreements with NEOs Hodgson, Shipley, Bates and Fiedelman. This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them. Certain equity awards held by these NEOs are subject to accelerated vesting on a change in control. This section describes the payments and benefits that may be payable upon certain terminations of employment or a change of control and the events that trigger them.

Our payment obligations under each employment agreement are contingent upon the NEO executing and delivering a reasonable general release of claims in favor of the Company. Mr. Shipley does not have this this requirement.

The employment agreements for these NEOs require the NEO to satisfy the following obligations:

1.	During his employment and for 12 months following his termination of employment the NEO must comply with the provisions of a covenant not to compete, except for Mr. Fiedelman who must comply for 6 months if he terminates employment voluntarily or for 12 months if he is terminated by the Company for cause, death or disability, or without cause.
2.	During his employment and for 24 months following his termination of employment, the NEO must comply with a customary non-solicitation covenant.
3.	During his employment and at all times subsequent to the last day of his employment, the NEO must comply with a customary confidentiality covenant.

There are four categories of events related to a termination of employment that can trigger payments or other benefits to our NEOs: (i) death and disability; (ii) involuntary termination; (iii) voluntary termination; and (iv) change of control (followed by an involuntary termination). The following chart describes each category.

Death or Disability. Upon the termination of any NEO’s employment as a result of death or disability, the Company does not have any continuing obligation after termination to the NEO or the NEO’s estate.

Involuntary Termination. The Company may terminate an NEO for cause or without cause. Termination for cause occurs when we decide to terminate a NEO based on our good faith determination that one of certain events have occurred. In this case, the Company does not have any continuing obligation after termination to the NEO. Termination without cause occurs when we decide to terminate the NEO’s employment for any reason other than for cause or disability. For Mr. Hodgson, Mr. Shipley and Mr. Bates, the Company is obligated to provide benefits for 12 months following termination. For Mr. Hodgson and Mr. Shipley, the Company is obligated to pay their base salary for the remainder of their employment period as states in their employment agreements in as if they were still employed by the Company. For Mr. Bates, the Company is obligated to pay his base salary for 12 months following termination plus a prorated bonus amount, both paid as if he was still on the employed by the Company. For Mr. Fiedelman, the Company does not have any continuing obligation.

Voluntary Termination. The NEO may terminate his employment voluntarily, in which case the Company does not have any continuing obligation to the NEO.

Change of Control. For Mr. Hodgson and Mr. Shipley, if their employment is terminated within 12 months after a change in control (as defined in their employment agreements), the Company is obligated to pay their base salary for 24 months following termination.  For Mr. Bates and Mr. Fiedelman, if their employment is terminated within 24 months after a change in control (as defined in their employment agreements), the Company is obligated to pay their base salary for 12 months following termination in a lump sum payment. Mr. Bates and Mr. Fiedelman hold equity awards that are subject to accelerated vesting upon a change of control.

The following table and footnotes present potential payments to each NEO as if the NEO’s employment had been terminated on December 31, 2023 involuntarily, without cause , and/or if a change in control had occurred on such date.

		Involuntary
		Termination
	Change of	Without
	Control	Cause
Name	($)	($)
Duncan Bates
Salary continuation	300,000	300,000
Annual bonus	—	—
Equity awards (1)	703,098	—
Curtis D. Hodgson
Salary continuation (3)	400,000	100,000
Annual bonus	—	—
Equity awards	—	—
Kenneth E. Shipley
Salary continuation (4)	100,000	45,835
Annual bonus	—	—
Equity awards	—	—
Jeffrey M. Fiedelman
Salary continuation	275,000	—
Annual bonus	—	—
Equity awards (2)	42,132	—

1)	Mr. Bates’ equity awards include unvested restricted stock and stock options that are subject to vesting upon a change of control. Restricted stock value is based on the Company’s closing stock price at December 31, 2023. Stock option value is based on the difference between the Company’s closing stock price at December 31, 2023 and the exercise price.

2)	Mr. Fiedelman’s equity awards include unvested stock options that are subject to vesting upon a change of control. Stock option value is based on the difference between the Company’s closing stock price at December 31, 2023 and the exercise price.

3)	Mr. Hodgson’s employment period terminates on December 4, 2024.

4)	Mr. Shipley’s has a one year employment period that automatically renews, The current employment period terminates in November, 2024.

CEO Pay Ratio Disclosure

In accordance with Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. In determining the median compensated employee, SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported pay ratio may not be comparable to that reported by other companies due to differences in industry, business models and scale, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their respective pay ratios.

Excluding our CEO, we identified our median employee by preparing a list of all 572 individuals employed by the Company as of December 31, 2023, and examined the total compensation paid to each such individual as reflected in the Company’s payroll records. We included all employees (other than our CEO), whether employed on a full-time, part-time, seasonal or temporary basis. We annualized the compensation for any permanent employees who were not employed by us for all of 2023.

The 2023 annual total compensation of our CEO was $400,000. The 2023 annual total compensation of our median employee was $32,240, and the ratio of these amounts is 12:1.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of financial performance of the Company.

The following table provides information regarding Compensation Actually Paid (“CAP”) to our Principle Executive Officer (“PEO”) and non-PEO NEOs during the last two fiscal years, as well as total shareholder return and net income.

Value of Initial
					Average		Fixed $100
					Summary	Average	Investment
	Summary	Compensation	Summary	Compensation	Compensation	Compensation	Based On:
	Compensation	Actually	Compensation	Actually	Table Total for	Actually Paid to	Cumulative
	Total for	Paid to	Total for	Paid to	Non-PEO	Non-PEO	Total
	PEO	PEO	PEO	PEO	NEOs	NEOs	Shareholder	Net Income
Year	($) (1) (3)	($) (1) (3)	($) (1) (3)	($) (1) (3)	($) (2) (4)	($) (2) (4)	Return ($)	(in thousands) ($)
2023	400,000	587,176	—	—	219,171	26,046	95.28	54,460
2022	5,032,412	8,751,772	50,000	50,000	1,626,155	1,711,072	71.63	67,773

1)	During 2023, our PEO was Duncan Bates

2)	During 2023, our Non-PEO NEOs were Curtis D. Hodgson, Kenneth E. Shipley, Jeffrey V. Burt, Ronald C. Arrington and Jeffrey M. Fiedelman

3)	During 2022, our PEOs were Kenneth E. Shipley and Duncan Bates

4)	During 2022, our Non-PEO NEOs were Curtis D. Hodgson, Jeffrey V. Burt, and Ronald C. Arrington

Adjustments to the Summary Compensation Table Total to arrive at CAP for our PEO are shown below. No adjustments were necessary for defined benefit and pension plans or dividends. The assumptions used for determining the fair values shown in this table are consistent with those used to determine the fair values disclosed as of the grant date of such awards.

			Plue: Fair			Plus: Increase /
		Less: Grant	Value of	Plus: Increase /	Plus: Increase /	(Decrease) in	Less: Fair Value
	Summary	Date Fair Value	Unvested Equity	(Decrease) in	(Decrease) in	Fair Value of	of Equity Awards
	Compensation	of Equity Awards	at Fiscal Year End	Fair Value of	Fair Value of	Equity Vested	at Prior Year-End	Compensation
	Total for	Granted in	(Current Year	Equity Vested	Unvested Equity	During Fiscal Year	Forfeited in	Actually Paid
	PEO	Fiscal Year	Awards)	During Fiscal Year	at Fiscal Year End	(Prior Year Awards)	Current Fiscal Year	to PEO
Year	($)	($)	($)	($)	($)	($)	($)	($)
2023 (1)	400,000	—	—	—	404,432	(217,256)	—	587,176
2022 (1)	5,032,412	(4,815,104)	8,534,464	—	—	—	—	8,751,772
2022 (2)	50,000	—	—	—	—	—	—	50,000

1)	Data shown for PEO Duncan Bates

2)	Data shown for PEO Kenneth Shipley

Adjustments to the Summary Compensation Table Total to arrive at CAP for non-PEO NEOs (shown as an average) are presented below. No adjustments were necessary for defined benefit and pension plans or dividends.

			Plue: Fair			Plus: Increase /
		Less: Grant	Value of	Plus: Increase /	Plus: Increase /	(Decrease) in	Less: Fair Value
	Summary	Date Fair Value	Unvested Equity	(Decrease) in	(Decrease) in	Fair Value of	of Equity Awards
	Compensation	of Equity Awards	at Fiscal Year End	Fair Value of	Fair Value of	Equity Vested	at Prior Year-End	Compensation
	Total for	Granted in	(Current Year	Equity Vested	Unvested Equity	During Fiscal Year	Forfeited in	Actually Paid to
	Non-PEO NEOs	Fiscal Year	Awards)	During Fiscal Year	at Fiscal Year End	(Prior Year Awards)	Current Fiscal Year	Non-PEO NEOs
Year	($)	($)	($)	($)	($)	($)	($)	($)
2023 (1)	219,171	(69,948)	77,214	—	—	4,704	(205,095)	26,046
2022 (2)	1,626,155	(1,425,386)	259,417	1,247,000	2,914	972	—	1,711,072

1)	During 2023, our Non-PEO NEOs were Curtis D. Hodgson, Kenneth E. Shipley, Jeffrey V. Burt, Ronald C. Arrington and Jeffrey M. Fiedelman

2)	During 2022, our Non-PEO NEOs were Curtis D. Hodgson, Jeffrey V. Burt, and Ronald C. Arrington

The graph below illustrates the relationship between CAP and cumulative total shareholder return. The cumulative total shareholder return assumes $100 was invested for the period starting December 31, 2021 through the end of the listed fiscal year. The graph shows CAP for both PEOs, Duncan Bates and Kenneth Shipley.

The graph below illustrates the relationship between CAP and net income. The graph shows CAP for both PEOs, Duncan Bates and Kenneth Shipley.

We structure our executive compensation program to award compensation based on individual and Company performance, to be competitive in the market and to retain our executives.

2018 Incentive Compensation Plan

Our board of directors and the holders of a majority of our outstanding shares of common stock adopted our 2018 Incentive Compensation Plan (the “Plan”) prior to the closing of our IPO. The purpose of our Plan is to assist us in attracting, motivating, retaining and rewarding high quality executives and other employees, officers, directors, consultants and other persons who provide services to us.

Administration. Our Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility. The persons eligible to receive awards under our Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards. Our Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards. The total number of shares of common stock that may be subject to the granting of awards under our Plan at any time during the term of the Plan will be equal to 2,500,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock. The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Plan.

Awards under our Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

It is intended that any amounts payable under the Plan will either be exempt from Section 409A of the Code or will comply with Section 409A (including Treasury regulations and other published guidance related thereto) so as not to subject an employee to payment of any other additional tax, penalty or interest imposed under Section 409A of the Code.

Director Compensation

Directors who are also officers or employees of the Company do not receive any special or additional remuneration for service on the board. We currently compensate each non employee director through annual restricted stock grants and by paying annual fees for their participation on the board and on respective board committees. Our directors receive compensation of $10,000 per quarter, as well as an annual award of $10,000 in restricted stock grants that vest as of the next annual meeting or in one year. We also compensate our directors for serving as a committee member and a committee chair. Our board of directors reviews director compensation annually or when circumstances exist requiring reexamination and adjusts it according to then current market conditions and good business practices. The following table provides information regarding compensation paid to each non-employee director during the year ended December 31, 2023:

	Fees Earned
	or Paid in	Stock
	Cash ($)	Awards ($) (1)	Total ($)
Francisco J. Coll	45,500	10,000	55,500
Jeffrey K. Stouder	57,000	10,000	67,000
Brian J. Ferguson (2)	10,000	10,000	20,000
Joseph P. Lane (2)	39,750	—	39,750

1)	Amounts in this column reflect the fair value of restricted stock based on the closing price of the Company’s stock on the grant date
2)	Mr. Lane’s term ended December 1, 2023 and he was replaced by Mr. Ferguson

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 has been provided to all stockholders as of October 25, 2024. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

We will provide without charge to any stockholder, as of the record date, copies of our Annual Report, upon written request delivered to Max Africk, Corporate Secretary, at the Company’s offices at 1600 Airport Freeway, Suite 100, Bedford, Texas 76022.

By Order of the Board of Directors,
Duncan Bates President and Chief Executive Officer
November 7, 2024
Bedford, Texas

LEGACY HOUSING CORPORATION  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  1. Election of Directors The Board of Directors recommends that you vote “FOR” each of the director nominees. (1) Curtis D. Hodgson (2) Kenneth E. Shipley (3) Jeffrey K. Stouder (4) Brian J. Ferguson (5) Skyler M. Howton Signature__________________________________Signature, if held jointly_________________________________ Date__________, 2024. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes PROXY like this X 193200 Legacy Housing Proxy Card Rev3 Front CONTROL NUMBER INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 3, 2024. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOR AGAINST ABSTAIN 2. Non-Binding “Say on Pay” Vote The Board of Directors recommends that you vote “FOR” an advisory resolution approving the compensation paid to the Company’s named executive officers. FOR AGAINST ABSTAIN 3. Non-Binding “Say on Frequency” Vote The Board of Directors recommends that you vote to include a “Say on Pay” vote in the proxy every “1 YEAR” (as opposed to every two years or three years). 1 YEAR 2 YEARS 3 YEARS ABSTAIN 2024

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  LEGACY HOUSING CORPORATION PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Curtis D. Hodgson and Max M. Africk, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Legacy Housing Corporation, held of record by the undersigned at the close of business on October 25, 2024 at the Annual Meeting of Stockholders of Legacy Housing Corporation to be held on December 4, 2024, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) 193200 Legacy Housing Proxy Card Rev3 Back Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 4, 2024 The Proxy Statement and our 2024 Annual Report to Stockholders are available at https://www.cstproxy.com/legacyhousingcorp/2024 2024